UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 XTRASAFE, INC.
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
         (State or other jurisdiction of incorporation or organization)

                                      3490
            (Primary Standard Industrial Classification Code Number)

                                   26-2780766
                     (I.R.S. Employer Identification Number)

               600 Lexington Ave., 9th Floor, New York, NY, 10022
                    Phone (646) 340-9051, Fax (717) 313-0503
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                    STATE AGENT AND TRANSFER SYNDICATE, INC.
                David N. Williams, Agents and Corporations, Inc,
              300 5TH Avenue South, Suite 101-330, Naples, FL 34102
                                 (302) 575-0877
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

 As soon as practicable after the effective date of this registration statement
        (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                               CALCULATION OF REGISTRATION FEE
Title of Each Class                      Proposed Maximum    Proposed Maximum     Amount of
of Securities to be       Amount to be    Offering Price    Aggregate Offering   Registration
Registered                 Registered       Per Unit(1)           Price             Fee(2)
-----------------------   ------------   ----------------   ------------------   ------------
Common Stock by Company     3,000,000         $0.01               $30,000           $3.14
par value $0.001

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

                                 XTRASAFE, INC.

                        3,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of XTRASAFE, INC. ("XtraSafe") and it is not presently traded on any market or securities exchange. 3,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.01. XtraSafe intends to sell all shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                The date of this prospectus is October __, 2008.

                                TABLE OF CONTENTS
                                                                        Page No.
                                                                        --------

Summary Information ....................................................     1

Risk Factors ...........................................................     3

Use of Proceeds ........................................................    10

Determination of Offering Price ........................................    11

Dilution ...............................................................    11

Plan of Distribution ...................................................    13

Description of Securities ..............................................    15

Interests of Named Experts and Counsel .................................    16

Business Development ...................................................    16

Legal Proceedings ......................................................    21

Market for Common Equity and Related Stockholder Matters ...............    21

Financial Statements ...................................................   F-1

Management's Discussion and Analysis of Financial Condition and
  results of Operations ................................................    22

Changes in and Disagreements With Accountants on Accounting and
  Financial Disclosure .................................................    23

Code of Business Conduct and Ethics ....................................    23

Directors and Executive Officers .......................................    23

Executive Compensation .................................................    24

Security Ownership of Certain Beneficial Owners and Management .........    26

Certain Relationships and Related transactions .........................    27

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities ......................................................    27


                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT XTRASAFE, INC.

XTRASAFE, INC. ("XtraSafe", "we", "the Company") was incorporated in the State of Florida as a for-profit Company on June 5, 2008 and established a fiscal year end of August 31. We are a development-stage Company. We intend to market and sell an electronic safe system, and through wholesale distribution channels and directly to institutional buyers (Hospitals, Colleges and Universities, and Assisted Living Facilities) throughout the United States.

Xtrasafe intends to create an electronic modular safe system. The company intends to modify individual electronic safes that can be joined together to create banks of safes. Safes will be made of a steel construction; the entry system for the safe will be imbedded into the door. There will be 5 types of entry systems. These include the keyboard, the magnetic card, the electronic key, the biometric key, or a solid door with an encrypted RFDI chip.

Our business and registered office is located at 600 Lexington Ave, 9th Floor, New York, NY, 10022, our telephone number is (646) 340-9051.

As of August 31, 2008, XtraSafe had raised $9,000 through the sale of its common stock. There is $8,880 of cash on hand in the corporate bank account. The Company currently has liabilities of $0 represented by expenses accrued during its start-up. In addition, the Company anticipates incurring costs associated with this offering totaling approximately $5,500. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE COMPANY

XtraSafe has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares for offering to the public. The Company will endeavor to sell all 3,000,000 shares of common stock after this registration statement becomes effective. The price at which the Company is offering these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. XtraSafe will receive all proceeds from the sale of the common stock.

--------------------------------------------------------------------------------
Securities being offered by the     3,000,000 shares of common stock are offered
Company, common stock, par value    by the Company.
$0.001
--------------------------------------------------------------------------------
Offering price per share by the     A price, if and when the Company sells the
Company.                            shares of common stock, is set at $0.01.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Number of shares outstanding        9,000,000 common shares are currently issued
before the offering of common        and outstanding.
shares.
--------------------------------------------------------------------------------
Number of shares outstanding        12,000,000 common shares will be issued and
after the offering of common        outstanding after this offering is
shares.                             completed.
--------------------------------------------------------------------------------
Minimum number of shares to be      None.
sold in this offering
--------------------------------------------------------------------------------
Market for the common shares        There is no public market for the common
                                    shares. The price per share is $0.01.
--------------------------------------------------------------------------------
                                    XtraSafe may not be able to meet the
                                    requirement for a public listing or
                                    quotation of its common stock. Further, even
                                    if XtraSafe's common stock is quoted or
                                    granted a listing, a market for the common
                                    shares may not develop.
--------------------------------------------------------------------------------
Use of proceeds                     XtraSafe will receive all proceeds from the
                                    sale of the common stock. If all 3,000,000
                                    common shares being offered are sold, the
                                    total gross proceeds to the Company would be
                                    $30,000. The Company intends to use the
                                    proceeds from this offering (i) to develop
                                    our products, creating the prototypes
                                    $15,000, (ii) to initiate the Company's
                                    sales and marketing campaign, estimated at
                                    $2,000, (iii) cover the equipment, materials
                                    and storage costs estimated to be $5,000
                                    (iv) administrative expenses estimated to
                                    cost $2,500. The expenses of this offering,
                                    including the preparation of this prospectus
                                    and the filing of this registration
                                    statement, estimated at $5,500 are being
                                    paid for by XtraSafe.
--------------------------------------------------------------------------------
Termination of the offering         The offering will conclude when all
                                    3,000,000 shares of common stock have been
                                    sold, or 90 days after this registration
                                    statement becomes effective with the
                                    Securities and Exchange Commission. XtraSafe
                                    may at its discretion extend the offering
                                    for an additional 90 days.
--------------------------------------------------------------------------------
Terms of the offering               The Company's president and sole director
                                    will sell the common stock upon
                                    effectiveness of this registration
                                    statement.
--------------------------------------------------------------------------------

You should rely only upon the information contained in this prospectus. XtraSafe has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained herein is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

   BALANCE SHEET                             AS OF AUGUST 31, 2008
   -------------                             ---------------------
Total Assets                                        $8,880
Total Liabilities                                   $    0
Shareholder's Equity                                $8,880

   OPERATING DATA               JUNE 5, 2008 (INCEPTION) THROUGH AUGUST 31, 2008
   --------------               ------------------------------------------------
Revenue                                             $ 0.00
Net Loss                                            $  120
Net Loss Per Share                                  $ 0.00

As indicated in the financial statements accompanying this prospectus, XtraSafe has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company considers the following to be the material risks for an investor regarding this offering. XtraSafe should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF XTRASAFE TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report dated August 31, 2008; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to XtraSafe, Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the "August 31, 2008 Audited Financial Statements - Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

SINCE XTRASAFE, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the Company will have costs related to (i) creating a product line (prototypes),
(ii) initiation of the Company's sales and marketing campaign, (iii) purchase of equipment, materials and storage, (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. XtraSafe's assets do not substantiate a share price of $0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

BECAUSE THE COMPANY HAS 100,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHARE HOLDERS' EQUITY

The Company has 100,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and only 12,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE LESS WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's best efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director owns 100% of the outstanding shares and will own 75% after this offering is completed. As a result, he may have control of the Company and be able to choose all of our directors. His interests may differ from the ones of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR END OF OUR OPERATIONS

We were incorporated on June 5, 2008 and we have not realized any revenues to date. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our products; fluctuations in the demand for electronic safes; the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure and general economic conditions.

If realized, any of these risks could have a material adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Mr. Zion, our sole officer and director, has other business interests and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Zion, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a material adverse effect on the business. The Company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. However, there is no guarantee that replacement personnel, if any, will help the Company to operate profitably. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

WE ARE A NEW COMPANY WITH NO OPERATING HISTORY AND WE FACE A HIGH RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT

We are a development stage Company formed recently to carry out the activities described in this prospectus and thus have only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on June 5, 2008 and to date have been involved primarily in the design of our business plan and we have no business operations. Thus, there is no internal or industry-based historical financial data upon which to estimate our planned operating expenses.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base; pricing changes by the Company or its competitors, specific economic conditions in the security and electronic safe industries and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR ESTABLISH A SIGNIFICANT MARKET PRESENCE

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. Failure of the Company's services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors. These include: our ability to establish a significant customer base and maintain favorable relationships with customers and partners; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees. The inability of the Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

XTRASAFE, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH

The Company expects to experience continuous growth for the foreseeable future. Its growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a material adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

OUR PRODUCT MAY NOT BE ABLE TO DISTINGUISH ITSELF IN THE MARKET

Our product will target the electronic safe market in North America. If we are unable to demonstrate clearly the concept that makes our products unique to potential customers, they may think that it is only another electronic safe. If the public doesn't acknowledge the singularity and innovation of our products, we may be unable to attract enough clients.

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COST

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR THE PRODUCTION COST CAN EXCEED EXPECTATIONS

We have not built a prototype of our modular safe system yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price. Furthermore, we may find problems in the manufacturing process and/or product function. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. Competitors may enter this sector with superior products, services, conditions and/or benefits. This would infringe on our customer base, have an adverse affect upon our business and the results of our operations.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                                           IF 25% OF       IF 50% OF       IF 75% OF      IF 100% OF
                                          SHARES SOLD     SHARES SOLD     SHARES SOLD     SHARES SOLD
                                          -----------     -----------     -----------     -----------
  GROSS PROCEEDS FROM THIS OFFERING         $ 7,500         $15,000         $22,500         $30,000
                                            =======         =======         =======         =======
            LESS: OFFERING EXPENSES
                    Accounting fees           2,500           2,500           2,500           2,500
                         Legal fees           1,500           1,500           1,500           1,500
                           Printing             300             300             300             300
                     Transfer Agent           1,200           1,200           1,200           1,200
                                            -------         -------         -------         -------
                              TOTAL         $ 5,500         $ 5,500         $ 5,500         $ 5,500

          LESS: PRODUCT DEVELOPMENT
             Prototype development:               -               -               -               -
                                            -------         -------         -------         -------
                             TOTAL          $   750           4,500         $10,250         $15,000

            LESS: SALES & MARKETING
Website/Hosting/Online advertising:               -               -               -               -
           Expositions/Trade shows:               -               -               -               -
                       Advertising:               -               -               -               -
                                            -------         -------         -------         -------
                              TOTAL         $   500         $ 1,000         $ 1,500         $ 2,000

                      LESS: STORAGE
                              Rent:               -               -               -               -
                                            -------         -------         -------         -------
                              TOTAL         $   250         $ 1,500         $ 3,750         $ 5,000

      LESS: ADMINISTRATION EXPENSES
       Office supplies, Stationery,
               Telephone, Internet:               -               -               -               -
                                            -------         -------         -------         -------
                              TOTAL         $   500         $   500         $ 1,500         $ 2,500
                                            =======         =======         =======         =======
                             TOTALS         $ 7,500         $15,000         $22,500         $30,000

The above figures represent only estimated costs.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by XtraSafe and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

                                    DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on June 5, 2008. The Company's sole officer and director paid $0.001 per share, a difference of $0.009 per share lower than the share price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

EXISTING STOCKHOLDERS IF ALL OF THE SHARES ARE SOLD
---------------------------------------------------
Price per share ...............................................   $         0.01
Net tangible book value per share before offering .............   $       0.0010
Potential gain to existing shareholders .......................   $       30,000
Net tangible book value per share after offering ..............   $       0.0033
Increase to present stockholders in net tangible book value per
  share after offering ........................................   $       0.0022
Capital contributions .........................................   $       30,000
Number of shares outstanding before the offering ..............        9,000,000
Number of shares after offering held by existing stockholders .        9,000,000
Percentage of ownership after offering ........................            75.0%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
Price per share ...............................................   $         0.01
Dilution per share ............................................   $       0.0067
Capital contributions .........................................   $       30,000
Percentage of capital contributions ...........................            76.9%
Number of shares after offering held by public investors ......        3,000,000
Percentage of ownership after offering ........................            25.0%

PURCHASERS OF SHARES IN THIS OFFERING IF 75% OF SHARES SOLD
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Dilution per share ............................................   $       0.0072
Capital contributions .........................................   $       22,500
Percentage of capital contributions ...........................            71.4%
Number of shares after offering held by public investors ......        2,250,000
Percentage of ownership after offering ........................           18.75%

PURCHASERS OF SHARES IN THIS OFFERING IF 50% OF SHARES SOLD
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Dilution per share ............................................   $       0.0079
Capital contributions .........................................   $       15,000
Percentage of capital contributions ...........................            62.5%
Number of shares after offering held by public investors ......        1,500,000
Percentage of ownership after offering ........................            12.5%

PURCHASERS OF SHARES IN THIS OFFERING IF 25% OF SHARES SOLD
-----------------------------------------------------------
Price per share ...............................................   $         0.01
Dilution per share ............................................   $       0.0083
Capital contributions .........................................   $        7,500
Percentage of capital contributions ...........................            45.5%
Number of shares after offering held by public investors ......          750,000
Percentage of ownership after offering ........................             5.8%

                           THE OFFERING BY THE COMPANY

XtraSafe is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this Registration Statement. In addition, a market maker will be required to file a Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Sidney Zion, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

In the event the company receives payment for the sale of their shares, XtraSafe will receive all of the proceeds from such sales. XtraSafe, Inc. is bearing all expenses in connection with the registration of the shares of the company.

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Sidney Zion our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 3,000,000 shares registered hereunder have been sold, or (iii) the date on which we terminate this offering.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with their selling efforts in the offering, Mr. Zion will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Zion is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Zion will not be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Zion is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Zion will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Zion has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or
(iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

XtraSafe will receive all proceeds from the sale of those shares. The price per share is fixed at $0.01 until our shares are quoted on the OTC Bulletin Board or other exchange and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, the Company may sell its shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we intend to seek a listing on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.01 until a market develops for the stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale. Such prices will be determined by the Company or by agreement between both parts.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which XtraSafe has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

XtraSafe will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 75% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, XtraSafe will act as its own transfer agent.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Moore & Associates, Chartered, 2675 S. Jones Blvd, Ste 109, Las Vegas, Nevada 89146. To the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

                    INFORMATION WITH RESPECT TO THE APPLICANT

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

                              BUSINESS DEVELOPMENT

INTRODUCTION

On June 5, 2008, Mr. Sidney Zion, president and sole director, incorporated the Company in the State of Florida and established a fiscal year end of August 31. The objective of this corporation is to enter into the electronic security safe industry with its unique modular safe system.

XTRASAFE, INC. intends to distribute a modular electronic safe system, develop the market and sell directly and through wholesale distribution channels and to institutional buyers including Hospitals, Colleges and Universities, and Assisted Living Facilities throughout the United States.

Our business office is located at 600 Lexington Ave., 9th Floor, New York, NY 10022; our telephone number is (646) 340-9051 our fax number is (717) 313-0503. Our United States and registered statutory office is located at 600 Lexington Ave., 9th Floor, New York, NY 10022.

The Company has not yet implemented its business model and to date has generated no revenues.

XtraSafe has not made any material change in its mode of conducting business and has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change. Since inception we have not been in receivership, bankruptcy or similar proceeding. We have not made any significant purchase or sale of assets or been involved in any merger, material reclassification, acquisition or consolidation.

MARKET OPPORTUNITY

We will be offering a product to help prevent or reduce the loss of personal property in Hospitals, Colleges and Universities, and Assisted Living Communities. We intend to sell our products initially throughout the United States.

We believe there is a unique opportunity in this market because a significant market related to maintaining the security and safety of persons and loss prevention of consumer's personal and work related property currently exists. Further, consumers in the United States have become increasingly aware of the vulnerabilities of their personal security, the security of their family and the security of their property including identity theft and personal belongings.

In addition, the monetary value of property that people keep on their person has increased because more people carry PDA's, Cell Phones, MP3 music devices, Laptops and other devices. People also rely on this property to communicate with work or family and to conduct business, school, or other tasks.

Over the past 5 years, in Cities and College Campuses across the United States there has been a decrease in all crimes except Burglary.

UNDER THE CLEARY ACT, a federal statute codified at 20 U.S.C. ss. 1092(f), with implementing regulations in the U.S. Code of Federal Regulations at 34 C.F.R. 668.46., all colleges and universities that participate in federal financial aid programs are required to keep and disclose information about crime on and near their respective campuses. Compliance is monitored by the United States Department of Education.

According to the US department of Education, crime statistics and specifically burglaries, defined as the unlawful entry of a structure to commit a felony or a theft, on college campuses have increased by 8% each year over the past 4 years. Burglars can destroy a sense of security not just in their targeted victims but also in neighborhoods and communities. [Professor Bob Walsh, University of Houston] The FBI reports a burglary occurs every 15 seconds.

In a College or University setting we intend to provide a solution for laptop computers, portable electronic equipment, and other personal valuables to be stored in a secure electronic safe.

In addition to providing a product for users, we believe that our safes will also provide peace of mind for students and their parents, will also lower the crime rate on campuses and ultimately reduce resources required from college or universities administration or security personnel.

Traditionally in Hospital and Assisted Living Facilities when patients arrive, the staff is responsible for registering and storing patients' property. The hospital expends unnecessary resources when patients' personal property disappears because the hospital staff is taken from their healthcare obligations and dispatched to the complaining patients and the hospital bears the cost of replacement for the property. An electronic room safe or Safe Bank will afford peace of mind for the sick and elderly and as well as their families. When leaving the room for treatment, patients rest assured that everything of value is secure from unwanted visitors, dishonest staff, or plain human error.

DESCRIPTION OF OUR PRODUCTS AND SERVICES

Our product will consist of an individual electronic safe that can be joined together to create an Electronic Modular Safe System. Safes will be made of a steel construction; the entry system for the safe will be imbedded into the door. There will be 5 types of entry systems. These include the keyboard, the magnetic card, the electronic key, the biometric key, or a solid door with an encrypted RFDI chip.

Safes will be sold as single safe units or as a multiple modular safe system ("safe banks"). The modular system allows individual safes to be joined together to create safe banks. A safe bank consists of individual safes stacked on top of and next to each other. This allows for maximum customization. The safes can be individually operated using one of four types of entry options or with one-of-the-four entry options or through a console which controls all safes in a modular bank system.

There will be 4 types of entry system for safe users. These include the keyboard, the magnetic card, the electronic key, or the biometric key. The keyboard entry system is a raised keyboard on the door of the safe. A person is equipped with a personal code that they enter whenever needing access to their safe. The benefit of the keyboard system is that codes can be changed at will and there are no keys or cards to lose or leave lying around. The Magnetic Card system is where a user is locks or unlocks the safe using a card which they swipe. The electronic key system locks with a convenient electronic key button. The safe "recognizes" the key that locked it. Change the key and the old key will no longer open the safe. The biometric key system provides entry by recognizing a user's thumb print.

In the case of a Safe Bank using a main console entry system, the system will automatically recognize and register new safes as they are added to the grid of safes. Safes can be added or removed from a bank very easily and these safes can also be repurposed to other safe banks or simply used as an individual safe.

COMPETITIVE ADVANTAGES

We believe that our competitive advantage exists because we will be able to have our product produced in large quantities. We will benefit from volume discounts which we can pass on to our customers. And even though we will be able to have our products mass produced, our modular system will allow customers to receive a custom product tailored to their needs.

MARKETING

We intend initially target markets in the United States.

Our distribution strategy includes direct selling and marketing, utilizing commissioned independent sales representatives. We anticipate that we will develop sales promotion and sales development activities which will be directed towards giving selling assistance to the independent sales representatives through aids such as brochures, product samples and demonstration products. We will establish a Web site which will serve both as an additional marketing tool, and will provide a platform from which we will be able to provide various support services to our independent sales representatives. We also anticipate that we will seek to motivate our independent sales representatives through the use of special incentive programs that reward superior sales performance. We also anticipate utilizing trade shows, both on a local and national level to promote our products and to attract qualified sales representatives.

The Company intends to attend trade shows in North America that target our audience of hospitals, assisted living facilities, colleges and universities.

We intend to create a website. Our website will be our online marketing tool. We will provide, on the home page, all the information about our products and advantages in a direct and easy way.

INTELLECTUAL PROPERTY AND PATENTS

We intend, in due course, subject to legal advice, to determine if we are able to receive design protections for our products, in which case we will apply for patent, trademark protection and/or copyright protection in the United States, Canada and other jurisdictions.

We intend to aggressively assert our rights in patent, trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered patent, trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, if the management finds that that the company's intellectual property can be protected, management believes that the protection of our intellectual property rights would further support our competitive advantage and would be a key component of our operating strategy.

REGULATORY MATTERS

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the electronic safe industry. We are subject to the laws and regulations of those jurisdictions in which we plan to sell our product, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

As the date of this prospectus, XtraSafe has no permanent staff other than its sole officer and director, Mr. Sidney Zion, who is the President and Chairman of the Company. Mr. Zion is employed elsewhere and has the flexibility to work on XtraSafe up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

ENVIRONMENTAL LAWS

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

PLAN OF OPERATION

During the 12 month period starting upon the effective date of this registration statement, the Company must raise capital and start its sales activities. The first stage of our operation over this period is to build a prototype of the electronic modular safe system. We expect to complete this step, including time to make the proper adjustments necessary, within 240 days of the effective date of this registration statement.

Once we built the prototypes, we will find a suitable location to manufacture our safes. We expect to complete this step within 300 days of the effective date of this registration statement. We intend to secure manufacturing of our safes in the United States and China.

In the third stage, we will create the Company's Internet website, which will showcase our products and create a sales portal. We expect to complete this step 330 days of the effective date of this registration statement.

The fourth stage consists of a sales and marketing campaign. During this stage we will: contact and negotiate partnerships with colleges and universities, hospitals, and assisted living facilities, attend trade shows; place advertisements in trade publications magazines. Marketing will be a constant activity of this Company and we expect to be fully operational within 360 days of the effective date of this registration statement.

                              AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

REPORTS TO SECURITY HOLDERS

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no trading market for XtraSafe Common Stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or, if such a market does develop that it will continue.

                              FINANCIAL STATEMENTS


FINANCIAL STATEMENTS Audited August 31, 2008

Auditors' Report ..........................................................  F-2

Balance Sheet .............................................................  F-3

Statement of Operations ...................................................  F-4

Statement of Stockholders' Equity (Deficit) ...............................  F-5

Statement of Cash Flows ...................................................  F-6

Notes to the Financial Statements .........................................  F-7

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
      PCAOB REGISTERED


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
XTRASAFE, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheet of Xtrasafe, Inc. (A Development Stage Company) as of August 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on June 5, 2008 through August 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Xtrasafe, Inc. (A Development Stage Company) as of August 31, 2008, and the related statements of operations, stockholders' equity and cash flows from inception on June 5, 2008 through August 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $120, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ MOORE & ASSOCIATES, CHARTERED

Moore & Associates, Chartered
Las Vegas, Nevada
September 12, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
               --------------------------------------------------

                                 XTRASAFE, INC.
                          (A Development Stage Company)
                                  Balance Sheet

                                     ASSETS
                                     ------
                                                                        As of
                                                                      August 31,
                                                                         2008
                                                                      ----------

CURRENT ASSETS

   Cash and Cash equivalents .......................................  $   8,880
                                                                      ---------

      Total Current Assets .........................................      8,880
                                                                      ---------

      TOTAL ASSETS .................................................  $   8,880
                                                                      =========


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES

   Accounts payable and accrued expenses ...........................  $       -

      Total Current Liabilities ....................................          -
                                                                      ---------

STOCKHOLDERS' EQUITY (DEFICIT)
   Capital Stock (Note 3)
   Authorized:
      100,000,000 common shares, $.001 par value
      Issued and outstanding shares 9,000,000 ......................      9,000
   Additional paid-in capital ......................................          -
   Deficit accumulated during the development stage ................       (120)
                                                                      ---------

      Total Stockholders' Equity (Deficit) .........................      8,880
                                                                      ---------

      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) .........  $   8,880
                                                                      =========

   The accompanying notes are an integral part of these financial statements.

                                 XTRASAFE, INC.
                          (A Development Stage Company)
                             Statement of Operations

                                                                   June 05, 2008
                                                                  (inception) to
                                                                     August 31,
                                                                       2008
                                                                  --------------

REVENUES ................................................         $           -

OPERATING EXPENSES

     General & Administrative ...........................                   120

         Total Operating Expenses .......................                   120
                                                                  -------------

LOSS FROM OPERATIONS ....................................                  (120)
                                                                  -------------

OTHER EXPENSES

     Interest expense ...................................                     -
                                                                  -------------

         Total Other Expenses ...........................                     -
                                                                  -------------

LOSS BEFORE INCOME TAXES ................................                  (120)
PROVISION FOR INCOME TAXES ..............................                     -
                                                                  -------------

NET LOSS ................................................         $        (120)
                                                                  =============

PER SHARE DATA

     BASIC LOSS PER COMMON SHARE ........................         $      (0.000)
                                                                  =============

     WEIGHTED AVERAGE NUMBER OF
        COMMON SHARES OUTSTANDING .......................             9,000,000
                                                                  =============

    The accompanying notes are an integral part of these financial statements

                                           XTRASAFE, INC.
                                   (A Development Stage Company)
                            Statement of Stockholders' Equity (Deficit)
                                                                          Deficit
                                                                        Accumulated       Total
                                        Common Stock       Additional   During the    Stockholders'
                                   ---------------------    Paid-In     Development      Equity
                                     Shares      Amount     Capital        Stage        (Deficit)
                                   ---------   ---------   ----------   -----------   -------------
Inception, June 05, 2008 .......           -   $       -   $        -   $        -    $          -

Common Shares issued to founders
   for cash at $0.001 per share
   on August 13, 2008 ..........   9,000,000       9,000            -            -           9,000

Net loss since inception
   through August 31, 2008 .....           -           -            -         (120)           (120)
                                   ---------   ---------   ----------   ----------    ------------

BALANCE, AUGUST 31, 2008 .......   9,000,000   $   9,000   $        -   $     (120)   $      8,880
                                   =========   =========   ==========   ==========    ============

             The accompanying notes are an integral part of these financial statements

                                                F-5

                                 XTRASAFE, INC.
                          (A Development Stage Company)
                             Statement of Cash Flows

                                                                   June 05, 2008
                                                                  (inception) to
                                                                     August 31,
                                                                        2008
                                                                  --------------

OPERATING ACTIVITIES

   Net loss ...................................................   $        (120)

   Changes in Operating Assets and Liabilities:
      (Increase) decrease in prepaid expenses .................               -
      Increase (decrease) in accounts payable .................               -
      Increase (decrease) in accrued liabilities ..............               -
      Increase in short-term note payable (leasehold) .........               -

                                                                  -------------

         Net Cash Used by Operating Activities ................            (120)
                                                                  -------------

INVESTING ACTIVITIES ..........................................               -
                                                                  -------------

         Net cash used in operating activities ................               -
                                                                  -------------

FINANCING ACTIVITIES

   Common stock issued for cash ...............................           9,000
                                                                  -------------

         Net Cash Provided by Financing Activities ............           9,000
                                                                  -------------

   NET INCREASE IN CASH AND CASH EQUIVALENTS ..................           8,880

   CASH & CASH EQUIVALENTS AT BEGINNING OF PERIOD .............               -
                                                                  -------------

   CASH & CASH EQUIVALENTS AT END OF PERIOD ...................   $       8,880
                                                                  =============


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

   CASH PAID FOR:
      Interest ................................................   $           -
      Income Taxes ............................................   $           -

   The accompanying notes are an integral part of these financial statements.

                                 XTRASAFE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 1.  GENERAL ORGANIZATION AND BUSINESS

XTRASAFE, INC. (A Development Stage Company) was incorporated on June 5, 2008 under the laws of the State of Florida to develop and sell an electronic modular safe system. It has no operations and in accordance with SFAS #7 is considered to be in the development stage.

NOTE  2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

The Company expenses advertising as incurred. The advertising since inception has been $0.0

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

                                 XTRASAFE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Advertising Costs
-----------------

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of August 31, 2008.

NOTE 3.  INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended August 31              2008
--------------------             ------
         Deferred Tax Asset          18
         Valuation Allowance        (18)
         Current Taxes Payable     0.00
                                 ------
         Income Tax Expense      $ 0.00
                                 ======

The Company has filed no income tax returns since inception.

                                 XTRASAFE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

NOTE 4.  STOCKHOLDERS' EQUITY

Common Stock
------------

On August 13, 2008, the Company issued 9,000,000 of its $0.001 par value common stock for $9,000 cash to the founders of the Company.

There are 100,000,000 Common Shares at $0.001 par value Authorized with 9,000,000 Issued and Outstanding as of August 13, 2008.

NOTE 5.  RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

The company does not own or lease property or lease office space. The office space used by the company was arranged by the founder of the company to use at no charge.

NOTE 6.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period June 5, 2008 (date of inception) through August 31, 2008 the Company has had a net loss of $120. As of August 31, 2008, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7.  THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

                                 XTRASAFE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      NOTES TO AUDITED FINANCIAL STATEMENTS

In June 2006, the FASB issued Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with SFAS No. 109, Accounting for Income Taxes. The Interpretation provides a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Under FIN No. 48, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN No. 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN No. 48 was effective July 1, 2007.

In June 2006, the FASB ratified the Emerging Issues Task Force ("EITF") consensus on EITF Issue No. 06-2, "Accounting for Sabbatical Leave and Other Similar Benefits Pursuant to FASB Statement No. 43." EITF Issue No. 06-2 requires companies to accrue the costs of compensated absences under a sabbatical or similar benefit arrangement over the requisite service period. EITF Issue No. 06-2 was effective July 1, 2007.

Staff Accounting Bulletin ("SAB") No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Current Year Misstatements. SAB No. 108 requires companies to quantify misstatements using both a balance sheet (iron curtain) and an income statement (rollover) approach to evaluate whether either approach results in an error that is material in light of relevant quantitative and qualitative factors, and provides for a one-time cumulative effect transition adjustment.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information. This statement is effective May 1, 2008.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 gives us the irrevocable option to carry many financial assets and liabilities at fair values, with changes in fair value recognized in earnings. SFAS No. 159 is effective July 1, 2008, although early adoption is permitted.

The FASB has replaced SFAS No. 141 with a new statement on Business Combinations that changes the way that minority interest is recorded and modified as a parent's interest in a subsidiary changes.

The adoption of these new Statements is not expected to have a material effect on the Company's current financial position, results of operations, or cash flows.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

For the period from inception through August 31, 2008, we had no revenue. Expenses for the period totaled $120 resulting in a Net loss of $120.

CAPITAL RESOURCES AND LIQUIDITY

As of August 31, 2008 we had $8880 in cash.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the anticipated private placement offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company's sole officer and director, Mr. Zion has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

OFF-BALANCE SHEET ARRANGEMENTS

Other than the above described situation, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has
(i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

                       CODE OF BUSINESS CONDUCT AND ETHICS

In August 2008 we adopted a Code of Ethics and Business Conduct which is applicable to our employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the Securities and Exchange Commission as an exhibit to our S-1 filing.

                        DIRECTORS AND EXECUTIVE OFFICERS

IDENTIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company's current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

NAME                    AGE                        POSITION(S)
----                    ---                        -----------
Sidney Zion             75      President, Secretary/ Treasurer, Chief Financial
215 W. 90th St.,                Officer and Chairman of the Board of Directors.
New York, NY 10024

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

BUSINESS EXPERIENCE

SIDNEY ZION, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

Mr. Zion is the founder of XtraSafe, Inc. and has served since inception.

Mr. Zion practiced law as a trial lawyer from 1958 until 1961. In 1961, Mr. Zion became Assistant U.S. Attorney for New Jersey until 1963. In 1963, Mr. Zion became a reporter for the New York Post, and then moved to the New York Times in 1965 to work as a Legal Correspondent. In 1970 Mr. Zion became Editor of Scalan's Magazine until 1977. From 1977 to 1994 Mr. Zion worked at the New York Post as a columnist. From 1994 to 2000 Mr. Zion worked at the New York Daily News as a columnist, and then in August, 2000 he returned as a bi-weekly columnist for the New York Post. Mr. Zion has won numerous awards, including the Zionist Organization of America "Ben Hecht Journalism Award," the Overseas Press Club Award for "Inside Story of the Middle East Peace Talks," and the New York State Bar Association Award for Outstanding Journalism.

Mr. Zion has appeared on CNBC's John McLaughlin Show, Good Morning America, the Today show, the Charlie Rose Show, Firing Line, 60 Minutes, David Letterman, ABC Eyewitness News and the History Channel. Mr. Zion has written numerous magazine articles and several books, including THE AUTOBIOGRAPHY OF ROY COHN, and LOYALTY AND BETRAYAL: THE STORY OF THE AMERICAN MOB, and two books which are collections of his columns, READ ALL ABOUT IT and TRUST YOUR MOTHER BUT CUT THE CARDS. Mr. Zion holds a degree in Economics from the University of Pennsylvania, and a J.D. from Yale Law School.

Mr. Zion is not an officer or director of any reporting company.

CONFLICTS OF INTEREST

At the present time, the Company does not foresee any direct conflict between Mr. Zion other business interests and his involvement in XtraSafe.

                             EXECUTIVE COMPENSATION

XtraSafe has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (June 5, 2008) through August 31, 2008.

                                         SUMMARY COMPENSATION TABLE
Name                                                      Non-Equity     Nonqualified
and                                   Stock    Option   Incentive Plan     Deferred       All Other
principal            Salary   Bonus   Awards   Awards    Compensation    Compensation   Compensation   Total
position      Year     ($)     ($)      ($)     ($)          ($)         Earnings ($)        ($)        ($)
-----------   ----   ------   -----   ------   ------   --------------   ------------   ------------   -----
Sidney Zion   2008      0       0        0        0           0                0              0          0
President

We did not pay any salaries in 2008. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of August 31, 2008.

                                        OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
                                     OPTION AWARDS                                          STOCK AWARDS
             -------------------------------------------------------------  -----------------------------------------------
                                                                                                     Equity       Equity
                                                                                                   Incentive    Incentive
                                           Equity                                                     Plan         Plan
                                          Incentive                                                  Awards:      Awards:
                                            Plan                                         Market    Number of    Market or
                                           Awards:                                      Value of    Unearned   Payout Value
              Number of     Number of     Number of                          Number of  Shares or   Shares,    of Unearned
             Securities    Securities    Securities                          Shares or  Units of    Units or      Shares,
             Underlying    Underlying    Underlying                          Units of     Stock       Other      Units or
             Unexercised   Unexercised   Unexercised   Option               Stock That  That Have    Rights    Other Rights
               Options       Options      Unearned    Exercise    Option     Have Not      Not     That Have    That Have
                 (#)           (#)         Options     Price    Expiration    Vested     Vested    Not Vested   Not Vested
   Name      Exercisable  Unexercisable      (#)        ($)        Date         (#)        ($)        (#)          (#)
-----------  -----------  -------------  -----------  --------  ----------  ----------  ---------  ----------  ------------
Sidney Zion       -             -             -          -          -            -          -          -            -

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of XtraSafe has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. XtraSafe may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

DIRECTOR COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (June 5, 2008) through August 31, 2008.

                                 DIRECTOR COMPENSATION
              Fees
             Earned                    Non-Equity   Non-Qualified
               or             Option    Incentive     Deferred         All
             Paid in  Stock   Awards     Plan       Compensation      Other
              Cash    Awards    ($)   Compensation     Earnings    Compensation  Total
Name           ($)     ($)                 ($)           ($)           ($)        ($)
-----------  -------  ------  ------  ------------  -------------  ------------  -----
Sidney Zion     0       0        0          0             0             0          0

At this time, XtraSafe has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                    Percentage  Percentage  Percentage  Percentage
                                                        of          of          of          of
           Name and Address   Amount and            Ownership   Ownership   Ownership    Ownership
Title of     of Beneficial     Nature of  Percent    Assuming    Assuming    Assuming    Assuming
  Class        Owner [1]      Beneficial  of Class  all of the  75% of the  50% of the  25% of the
                               Ownership            Shares are  Shares are  Shares are  Shares are
                                                       Sold        Sold        Sold        Sold
--------  ------------------  ----------  --------  ----------  ----------  ----------  ----------
Common       Sidney Zion,      9,000,000    100%       68.6%       74.5%       81.4%       89.8%
 Stock     215 W. 90th St.,
          New York, NY 10024

           All Officers and    9,000,000    100%       68.6%       74.5 %      81.4%       89.7%
            Directors as a
           Group (1 person)

(1) The person named above may be deemed to be a "parent" and "promoter" of our Company, within the [1] meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Zion is the only "promoter" of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On August 31, 2008 we issued a total of 9,000,000 shares of common stock to Mr. Sidney Zion, our sole officer and director, for total cash consideration of $9,000. This was accounted for as a purchase of common stock, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee ............      $     3.14
Federal Taxes ..................................................      $     0.00
State Taxes and Fees ...........................................      $     0.00
Listing Fees ...................................................      $     0.00
Printing Fees ..................................................      $   300.00
Transfer Agent Fees ............................................      $ 1,200.00
Accounting fees and expenses ...................................      $ 2,500.00
Legal fees and expenses ........................................      $ 1,500.00
                                                                      ----------
TOTAL ..........................................................      $ 5,503.14
                                                                      ==========

All amounts are estimates other than the Commission's registration fee. We are paying all expenses of the offering listed above.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

See "Disclosure of Commission Position of Indemnification for Securities" above.

                     RECENT SALES OF UNREGISTERED SECURITIES

XtraSafe is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

We have issued 9,000,000 common shares to our sole officer and director for total consideration of $9,000, or $0.001 per share.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

                                    EXHIBITS

EXHIBIT NO.    DOCUMENT DESCRIPTION
-----------    --------------------
3.1            Articles of Incorporation
3.1.1          Amended Articles of Incorporation
3.2            By-Laws
4.1            Specimen Stock Certificate
14             Code of Business Conduct and Ethics
23.1           Consent of Accountants

DESCRIPTION OF EXHIBITS

EXHIBIT 3.1
-----------

Articles of Incorporation of XtraSafe, Inc., dated June 5, 2008 and approved June 5, 2008.

EXHIBIT 3.1.1
-------------

Amended Articles of Incorporation of XtraSafe, Inc., dated August 13, 2008 and approved August 13, 2008.

EXHIBIT 3.2
-----------

Bylaws of XtraSafe, Inc., approved and adopted on June 5, 2008.

EXHIBIT 4.1
-----------

Specimen Stock Certificate of XtraSafe, Inc.

EXHIBIT 14
----------

Code of Business Conduct and Ethics document of XtraSafe, Inc.

EXHIBIT 23.1
------------

Consent of Accountants, regarding the use in this Registration Statement of their auditors' report on the financial statements of XtraSafe, Inc., for the period ending August 31, 2008.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York in New York on this 1st day of October, 2008


                                                                  XTRASAFE, INC.


                                                                 /s/ SIDNEY ZION
                                                    ----------------------------
                                                                     SIDNEY ZION
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


                                                                 /s/ SIDNEY ZION
                                                    ----------------------------
                                                                     SIDNEY ZION
                                                          President and Director
                                                     Principal Executive Officer
                                                     Principal Financial Officer
                                                    Principal Accounting Officer

                                                                 October 1, 2008